EX-31 Rule 13a-14(d)/15d-14(d) Certifications.

I, Anthony Sfarra, certify that:

1. I have reviewed this report on Form 10-K and all reports on Form 10-D required to be filed in respect of the period covered by this report on Form 10-K of the Wells Fargo Commercial Mortgage Trust 2017-C41 (the "Exchange Act periodic reports");

2. Based on my knowledge, the Exchange Act periodic reports, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, all of the distribution, servicing and other information required to be provided under Form 10-D for the period covered by this report is included in the Exchange Act periodic reports;

4. Based on my knowledge and the servicer compliance statements required in this report under Item 1123 of Regulation AB, and except as disclosed in the Exchange Act periodic reports, the servicers have fulfilled their obligations under the servicing agreements in all material respects; and

5. All of the reports on assessment of compliance with servicing criteria for asset-backed securities and their related attestation reports on assessment of compliance with servicing criteria for asset-backed securities required to be included in this report in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 have been included as an exhibit to this report, except as otherwise disclosed in this report. Any material instances of noncompliance described in such reports have been disclosed in this report on Form 10-K.

In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties:

LNR Partners, LLC, as Special Servicer prior to May 6, 2020, Argentic Services Company LP, as Special Servicer on and after May 6, 2020, Wilmington Trust, National Association, as Trustee, Trimont Real Estate Advisors, LLC, as Operating Advisor, CoreLogic Commercial Real Estate Services, Inc., as Servicing Function Participant, National Tax Search, LLC, as Servicing Function Participant, KeyBank National Association, as Primary Servicer for the Del Amo Fashion Center Mortgage Loan, Situs Holdings, LLC, successor to Cohen Financial, a Division of Truist Bank, successor by merger to SunTrust Bank, as Special Servicer for the Del Amo Fashion Center Mortgage Loan, Wilmington Trust, National Association, as Trustee for the Del Amo Fashion Center Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the Del Amo Fashion Center Mortgage Loan, LNR Partners, LLC, as Special Servicer for the Columbia Park Shopping Center Mortgage Loan prior to May 6, 2020, Argentic Services Company LP, as Special Servicer for the Columbia Park Shopping Center Mortgage Loan on and after May 6, 2020, Wilmington Trust, National Association, as Trustee for the Columbia Park Shopping Center Mortgage Loan, Trimont Real Estate Advisors, LLC, as Operating Advisor for the Columbia Park Shopping Center Mortgage Loan, CoreLogic Commercial Real Estate Services, Inc., as Servicing Function Participant for the Columbia Park Shopping Center Mortgage Loan, National Tax Search, LLC, as Servicing Function Participant for the Columbia Park Shopping Center Mortgage Loan, Rialto Capital Advisors, LLC, as Special Servicer for the Mall of Louisiana Mortgage Loan, Wilmington Trust, National Association, as Trustee for the Mall of Louisiana Mortgage Loan, Pentalpha Surveillance LLC, as Operating Advisor for the Mall of Louisiana Mortgage Loan, CoreLogic Commercial Real Estate Services, Inc., as Servicing Function Participant for the Mall of Louisiana Mortgage Loan, National Tax Search, LLC, as Servicing Function Participant for the Mall of Louisiana Mortgage Loan, Rialto Capital Advisors, LLC, as Special Servicer for the DoubleTree Berkeley Marina Mortgage Loan, Wilmington Trust, National Association, as Trustee for the DoubleTree Berkeley Marina Mortgage Loan, Pentalpha Surveillance LLC, as Operating Advisor for the DoubleTree Berkeley Marina Mortgage Loan, CoreLogic Commercial Real Estate Services, Inc., as Servicing Function Participant for the DoubleTree Berkeley Marina Mortgage Loan, National Tax Search, LLC, as Servicing Function Participant for the DoubleTree Berkeley Marina Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the Marriott LAX Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Special Servicer for the Marriott LAX Mortgage Loan, Wilmington Trust, National Association, as Trustee for the Marriott LAX Mortgage Loan, Citibank, N.A., as Custodian for the Marriott LAX Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the Marriott LAX Mortgage Loan, U.S. Bank National Association, as Servicing Function Participant for the Marriott LAX Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Special Servicer for the U.S. Industrial Portfolio III Mortgage Loan, Wilmington Trust, National Association, as Trustee for the U.S. Industrial Portfolio III Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the U.S. Industrial Portfolio III Mortgage Loan, CoreLogic Commercial Real Estate Services, Inc., as Servicing Function Participant for the U.S. Industrial Portfolio III Mortgage Loan, National Tax Search, LLC, as Servicing Function Participant for the U.S. Industrial Portfolio III Mortgage Loan, LNR Partners, LLC, as Special Servicer for the Headquarters Plaza Mortgage Loan prior to May 6, 2020, Argentic Services Company LP, as Special Servicer for the Headquarters Plaza Mortgage Loan on and after May 6, 2020, Wilmington Trust, National Association, as Trustee for the Headquarters Plaza Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the Headquarters Plaza Mortgage Loan, CoreLogic Commercial Real Estate Services, Inc., as Servicing Function Participant for the Headquarters Plaza Mortgage Loan, National Tax Search, LLC, as Servicing Function Participant for the Headquarters Plaza Mortgage Loan, LNR Partners, LLC, as Special Servicer for the One Century Place Mortgage Loan, Wilmington Trust, National Association, as Trustee for the One Century Place Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the One Century Place Mortgage Loan, CoreLogic Commercial Real Estate Services, Inc., as Servicing Function Participant for the One Century Place Mortgage Loan, National Tax Search, LLC, as Servicing Function Participant for the One Century Place Mortgage Loan, KeyBank National Association, as Special Servicer for the Belden Park Crossing Mortgage Loan, Wilmington Trust, National Association, as Trustee for the Belden Park Crossing Mortgage Loan, Pentalpha Surveillance LLC, as Operating Advisor for the Belden Park Crossing Mortgage Loan, CoreLogic Commercial Real Estate Services, Inc., as Servicing Function Participant for the Belden Park Crossing Mortgage Loan, National Tax Search, LLC, as Servicing Function Participant for the Belden Park Crossing Mortgage Loan, KeyBank National Association, as Special Servicer for the National Office Portfolio Mortgage Loan, Wilmington Trust, National Association, as Trustee for the National Office Portfolio Mortgage Loan, Pentalpha Surveillance LLC, as Operating Advisor for the National Office Portfolio Mortgage Loan, CoreLogic Commercial Real Estate Services, Inc., as Servicing Function Participant for the National Office Portfolio Mortgage Loan, and National Tax Search, LLC, as Servicing Function Participant for the National Office Portfolio Mortgage Loan.

Dated: March 15, 2021

/s/ Anthony Sfarra

Anthony Sfarra

President

(senior officer in charge of securitization of the depositor)